Exhibit 1


                 DIRECTORS AND EXECUTIVE OFFICERS
                      OF TELEMATICA AND CEDC

         The name, present principal occupation or employment, and the name of any corporation or other organization in which such employment is conducted, of each director, advisory director and executive officer of Telematica and CEDC is set forth below. The business address of each such person is Avenida Vollmer, San Bernardino - Apartado 2299, Caracas 1010-A - Venezuela and, unless otherwise noted, each such person is a citizen of Venezuela.

                       TELEMATICA DIRECTORS
                       --------------------

              Name                   Present Principal Occupation or Employment
              ----                   ------------------------------------------
Luis Jose Diaz                     Executive Vice President of CEDC; Alternate
Zuloaga                            Director of Compania Anonimo Nacional
                                   Telefonos de Venezuela, C.A. ("CANTV")

Gabriel Aiquel                     Director of Manufacturing and Services
                                   Division of CEDC

German Uzcategui                   Director of Water Division of CEDC


                        TELEMATICA OFFICERS
                        -------------------

              Name                  Present Principal Occupation or Employment
              ----                  ------------------------------------------
Luis Jose Diaz                     Executive Vice President of CEDC; Alternate
Zuloaga                            Director of Compania Anonimo Nacional
                                   Telefonos de Venezuela, C.A.

Luis Alfredo                       President of Fondo de Prevision de los
Bruzual Martinez                   trabajadores de la EDC y sus Filiales;
                                   Secretary of Board of Directors of
                                   Electricidad de Caracas and CEDC



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              CEDC DIRECTORS AND ALTERNATE DIRECTORS
              --------------------------------------

              Name                  Present Principal Occupation or Employment
              ----                  ------------------------------------------
Francisco G. Aguerrevere           Chairman of CEDC, Member of the Board of
                                   Directors of Mercantil Servicios
                                   Financieros, Banco Mercantil, C.A. - S.A.C.A
                                   Banco Universal ("Banco Mercantil"),
                                   Siderurgica Venezolana, S.A. ("SIVENSA"),
                                   Compania Anonima Nacional Telefonos de
                                   Venezuela, C.A. ("CANTV"), Venezolana de
                                   Pulpa y Papel ("VENEPAL"), EPSA, CAESS, EEO.
                                   Member of Consejo de Fomento de la
                                   Universidad Catolica Andres Bello and the
                                   Consejo Directivo del Instituto de Estudios
                                   Superiores de Administracion.

Oscar A. Machado                   Vice Chairman of CEDC.  Chief Executive
Koeneke                            Officer of SIVENSA; President of Venezuela
                                   Competitiva.  Advisor to the Asociacion
                                   Venezolana de Ejecutivos and the Instituto
                                   Venezolano de Siderurgia.  Member of Board of
                                   Directors of SIVENSA, CEDC, Banco Mercantil and Aeropuerto Caracas.

Miguel A. Capriles Canizzaro       Director of CEDC.

Miguel A. Capriles Lopez           Director of CEDC, President of Cadena
                                   Capriles and Inversiones Capriles. Member of
                                   Board of Directors of CEDC, Banco Mercantil,
                                   C.A.. and Mercantil Servicios Financieros.

Adan Celis Gonzalez                Director of CEDC.  Lawyer. Member of Board of
                                   Directors of CEDC.  Chairman of Board of
                                   Directors of Siderurgica del Orinoco
                                   ("SIDOR") and Compania Venezolana de
                                   Ceramicas.

Andres Regue Mendoza               Director of CEDC.  President of CODENSA S.A.
(Nationality: Spanish)             Vice-President of Consortio Energetico Punta
                                   Cana-Macanao (Dominican Republic).  Member of
                                   Board ofDirectors of EMGESA, BETANIA, ENDESA
                                   (Chile) and ENDESA.

Luis Ignacio                       Director of CEDC.  Partner of Rodriguez &
Mendoza                            Mendoza Law Firm.  Vice President of
                                   Valores Quimicos Valquimica, S.A. Director of SIVENSA, MAVESA, S.A., NEGROVEN, S.A.,
                                   TRIPOLIVEN, S.A. and Carton de Venezuela,
                                   S.A.

Bernardo Velutini                  Director of CEDC. President de Inversiones
                                   Transbanca C.A.

Ricardo Zuloaga                    Director of CEDC. President of Urbanizadora
                                   CORINSA, C.A., C.A., Urbanizadora La Rosa,
                                   C.A., INTERPRET, Hato El Milagro, C.A.,
                                   Fundacion Ricardo Zuloaga and Fundacion
                                   Carlos Pacanins. Member of Board of Directors of CEDC, Consorcio Inversionista Mercantil,
                                   Banco Mercantil, Banco Noroco, Urbanizadora
                                   Maturin, C.A., Faisa, S.A., El Recreo, S.A.,
                                   CALEV, NEGROVEN, S.A., Westinghouse de
                                   Venezuela, and Valores Quimicos, C.A. Member of Board of Consultants to Banco Mercantil,
                                   Banco Noroco. Advisor to the Universidad
                                   Metropolitana, Fundacion Universidad
                                   Metropolitana, Universidad Catolica Andres
                                   Bello, Fundacion Mendoza and CENDICE.

Leopoldo Baptista                  Alternate Director of CEDC. Director of group
                                   "La Rosa."  President of CALEY, ELEGGUA and
                                   Inversiones Palo Alto, S.R.L.

Armando Benacerraf                 Alternate Director of CEDC. President of
                                   Yormar, C.A. Investments and Edifications.

Henrique Capriles                  Alternate Director of CEDC. Business Advisor.

Magaly Cannizzaro de Capriles      Alternate Director of CEDC. Vice President
                                   of Cadena de Publicaciones Capriles and
                                   President of Valores y Desarrollos, S.A.

Melchor Perrusquia Berritzbeitia   Alternate Director of CEDC. Vice President of
(Nationality:                      Cuatitlan Industries.  Director and President
Mexican)                           of Grupo Industrial e Inmobiliaria
                                   Cuautitlan, Inmobiliaria KL, Constructora
                                   Karmel, Pluz, C.A., Servicios Industriales
                                   Dinamicos, Peber Iluminacion, Empresa
                                   Importadora e Exportadora Mundial, United
                                   Trading, Mundo de Iluminacion, Arrendadora
                                   Kaira, Dinamica Enpe y Producciones Guacamole in Mexico City.

Miguel A. Capriles Capriles        Alternate Director of CEDC. Alternate
                                   Director of Banco Mercantil, C.A. and
                                   Consorcio Inversionista Mercantil CIMA.

Gustavo Vollmer                    Alternate Director of CEDC. President of
                                   Corporacion Palmar, S.A. Director of
                                   Consorcio Inversionista Mercantil,
                                   Siderurgica de Venezuela, S.A. Envases
                                   Venezolanos e Industrias VENOCO. President and member of the Board of "Consejo de
                                   Empresarios Venezuela-Estados Unidos" and member, Universidad Catolica Andres Bello
                                   Alianza para una Venezuela sin Drogas;
                                   Fundacion Venezuela 2000; Grupo Cincuenta
                                   Consejo Consultivo de Coindustria, Board of
                                   Trustees of Helen Keller International and
                                   Consejo Consultivo of the New York Stock
                                   Exchange for Latin America. Director of Banco
                                   Mercantil,C.A.

Jorge Pirela L.                    Alternate Director of CEDC. President
                                   ENELVEN, VICASA, S.A. and TRANSCASA.
                                   President CAVEINEL. Member of the Board of
                                   Directors of FEDECAMARAS.

Victor Sierra                      Alternate Director of CEDC. Degree in Law
                                   from Universidad Central de Venezuela.
                                   President of Cadena de Publicaciones
                                   Capriles. Director of Banco Mercantil, C.A.,
                                   Consorcio Inversionista Mercantil CIMA,
                                   C.A.S.A.

Alberto J. Vollmer                 Alternate Director of CEDC. President of C.A.
                                   Ron Santa Teresa, Alberto Vollmer Foundation,
                                   Inc., Fundacion Simon Bolivar para las
                                   Ciencias, Japan-Venezuela Economic
                                   Cooperation Committee, Inversiones Tiquirito,
                                   C.A. and Vencosul, S.A. Vice-President of
                                   Comision de Seguridad y Defensa Nacional y
                                   Comision de Asunto Economicos
                                   Internacionales. Director of Alianza
                                   Latinoamericana para la Familia.

Jose Manuel Kindelan               Alternate Director of CEDC.  Manager of
(Nationality: Spanish)             Participadas Internacionales de ENDESA.

                           CEDC OFFICERS
                           -------------

              Name                 Present Principal Occupation or Employment
              ----                 ------------------------------------------
Luis Jose Diaz Zuloaga             Executive Vice President of CEDC and
                                   Alternate Director of CANTV.

Alexis Butto                       Director of Electricity Division of CEDC.

Elbano Provenzali                  Director of Hydrocarbons Division of CEDC.

German Uzcategui                   Director of Water Division of CEDC.

Gabriel Aiquel                     Director of Manufacturing and Services
                                   Division of CEDC.